Exhibit 99.1
Zoom Communications Reports Financial Results for the Second Quarter of Fiscal Year 2026
•Second quarter total revenue of $1,217.2 million, up 4.7% year over year as reported and 4.4% in constant currency
•Second quarter Enterprise revenue of $730.7 million, up 7.0% year over year
•Second quarter GAAP operating margin of 26.4% and non-GAAP operating margin of 41.3%
•Second quarter GAAP EPS of $1.16, up 65.7% year over year, and non-GAAP EPS of $1.53, up 10.0% year over year
•Repurchased approximately 6.0 million shares of common stock in Q2, bringing the total shares repurchased under the current plan to 27.4 million
•Number of customers contributing more than $100,000 in trailing 12 months revenue up 8.7% year over year
San Jose, California – August 21, 2025 – Zoom Communications, Inc. (NASDAQ: ZM), today announced financial results for the second fiscal quarter ended July 31, 2025.
“AI is transforming the way we work together, and Zoom is at the forefront, driving innovation that helps people get more done, reduce costs, and deliver better experiences for customers and employees alike,” said Eric S. Yuan, Zoom’s founder and CEO. “We delivered an across-the-board strong Q2 marked by achieving our highest year-over-year revenue growth in 11 quarters and expanding GAAP operating margin year over year by 9 percentage points. With our robust performance, we are happy to raise our full year outlook for revenue, non-GAAP operating income, as well as free cash flow, which we now expect to be in the range of $1.74 billion to $1.78 billion.”
Second Quarter Fiscal Year 2026 Financial Highlights:
•Revenue: Total revenue for the second quarter was $1,217.2 million, up 4.7% year over year. Adjusting for foreign currency impact, revenue in constant currency was $1,213.6 million, up 4.4% year over year. Enterprise revenue was $730.7 million, up 7.0% year over year, and Online revenue was $486.6 million, up 1.4% year over year.
•Income from Operations and Operating Margin: GAAP income from operations for the second quarter was $321.7 million, compared to GAAP income from operations of $202.4 million in the second quarter of fiscal year 2025. Non-GAAP income from operations, which adjusts for stock-based compensation expense and related payroll taxes, acquisition-related expenses, and litigation settlements, net, was $503.2 million for the second quarter, compared to non-GAAP income from operations of $455.5 million in the second quarter of fiscal year 2025. For the second quarter, GAAP operating margin was 26.4% and non-GAAP operating margin was 41.3%.
•Net Income and Diluted Net Income Per Share: GAAP net income for the second quarter was $358.6 million, or $1.16 per share, compared to GAAP net income of $219.0 million, or $0.70 per share, in the second quarter of fiscal year 2025. Non-GAAP net income for the second quarter, which adjusts for stock-based compensation expense and related payroll taxes, gains on strategic investments, net, acquisition-related expenses, litigation settlements, net, and the tax effects on non-GAAP adjustments, was $471.3 million, or $1.53 per share. In the second quarter of fiscal year 2025, non-GAAP net income was $436.4 million, or $1.39 per share.
•Cash and Marketable Securities: Total cash, cash equivalents, and marketable securities, excluding restricted cash, as of July 31, 2025 was $7.8 billion.
•Cash Flow: Net cash provided by operating activities was $515.9 million for the second quarter, compared to $449.3 million in the second quarter of fiscal year 2025. Free cash flow, which is net cash provided by operating activities less purchases of property and equipment, was $508.0 million, compared to $365.1 million in the second quarter of fiscal year 2025.
Customer Metrics: Drivers of total revenue included acquiring new customers. At the end of the second quarter of fiscal year 2026, Zoom had:

•4,274 customers contributing more than $100,000 in trailing 12 months revenue, up 8.7% from the same quarter last fiscal year.
•A trailing 12-month net dollar expansion rate for Enterprise customers of 98%.
•Online average monthly churn of 2.9% for the second quarter, flat year over year.
•The percentage of total Online MRR from Online customers with a continual term of service of at least 16 months was 74.9%, up 50 bps year over year.
Financial Outlook: Zoom is providing the following guidance for its third quarter of fiscal year 2026 and its full fiscal year 2026.
•Third Quarter Fiscal Year 2026: Total revenue is expected to be between $1.210 billion and $1.215 billion and revenue in constant currency is expected to be between $1.207 billion and $1.212 billion. Non-GAAP income from operations is expected to be between $465.0 million and $470.0 million. Non-GAAP diluted EPS is expected to be between $1.42 and $1.44 with approximately 307 million weighted average shares outstanding.
•Full Fiscal Year 2026: Total revenue is expected to be between $4.825 billion and $4.835 billion and revenue in constant currency is expected to be between $4.817 billion and $4.827 billion. Full fiscal year non-GAAP income from operations is expected to be between $1.905 billion and $1.915 billion. Full fiscal year non-GAAP diluted EPS is expected to be between $5.81 and $5.84 with approximately 308 million weighted average shares outstanding. Full fiscal year free cash flow is expected to be between $1.740 billion and $1.780 billion.
The EPS and share count figures do not include any impact from $724.7 million of authorized share repurchase remaining as of July 31, 2025.
Additional information on Zoom's reported results, including a reconciliation of the non-GAAP results to their most comparable GAAP measures, is included in the financial tables below. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future, although it is important to note that these factors could be material to Zoom's results computed in accordance with GAAP.
A supplemental financial presentation and other information can be accessed through Zoom’s investor relations website at investors.zoom.us.
Zoom Video Earnings Call
Zoom will host a Zoom Video Webinar for investors on August 21, 2025 at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time to discuss the company’s financial results, business highlights and financial outlook. Investors are invited to join the Zoom Video Webinar by visiting: https://investors.zoom.com/
Zoomtopia 2025 Investor Session

As part of Zoomtopia 2025, Zoom will host a Zoom Webinar for the investment community on September 17, 2025 at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time. The session will last approximately one hour. Members of Zoom’s executive team will take part in a Q&A session that will provide insights into the company’s business strategy, key initiatives, and recent innovations. Investors and interested parties are invited to join the live webinar by visiting: https://investors.zoom.us/news-events/events
About Zoom
Zoom’s mission is to provide an AI-first open work platform for human connection. Zoom Workplace makes connecting easier, more immersive, and more dynamic for businesses and individuals. Together with Zoom Workplace, Zoom’s Business Services for sales, marketing, and customer care teams, including Zoom Contact Center, strengthen customer relationships throughout the customer lifecycle. Founded in 2011, Zoom is publicly traded (NASDAQ:ZM) and headquartered in San Jose, California. Get more information at zoom.com
Forward-Looking Statements
This press release contains express and implied “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Zoom's financial outlook for the third quarter of fiscal year 2026 and full fiscal year 2026, Zoom’s market position, opportunities, and growth strategy, product initiatives, including future product and feature releases and the potential of agentic AI, and go-to-market motions and the expected benefits resulting from the same, market trends, and Zoom's stock repurchase program. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “target,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance or achievement to differ materially and adversely from those anticipated or implied in the statements, including: declines in new customers, renewals or upgrades, or decline in demand for our platform, difficulties in evaluating our prospects and future results of operations given our limited operating history, competition from other providers of communications platforms, the effect of macroeconomic conditions on our business, including geopolitical tensions, tariffs and escalating trade tensions, interest rate fluctuations, inflationary pressures and market and foreign currency exchange rate volatility, lengthened sales cycles with large organizations, delays or outages in services from our co-located data centers, failures in internet infrastructure or interference with broadband access, compromised security measures, including ours and those of the third parties upon which we rely, and global security concerns and their potential impact on regional and global economies and supply chains. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our most recent filings with the Securities and Exchange Commission (the “SEC”), including our quarterly report on Form 10-Q for the fiscal quarter ended April 30, 2025. Forward-looking statements speak only as of the date the statements are made and are based on information available to Zoom at the time those statements are made and/or management's good faith belief as of that time with respect to future events. Zoom assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.
Non-GAAP Financial Measures
Zoom has provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Zoom uses these non-GAAP financial measures internally in analyzing its financial results and believes that use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing Zoom’s financial results with other companies in its industry, many of which present similar non-GAAP financial measures.
Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with Zoom’s condensed consolidated financial statements prepared in accordance with GAAP. A reconciliation of Zoom’s historical non-GAAP financial measures to the most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.
Non-GAAP Income from Operations and Non-GAAP Operating Margin. Zoom defines non-GAAP income from operations as income from operations excluding stock-based compensation expense and related payroll taxes, acquisition-related expenses, and litigation settlements, net. Zoom excludes stock-based compensation expense because it is non-cash in nature and excluding this expense provides meaningful supplemental information regarding Zoom’s operational performance and allows investors the ability to make more meaningful comparisons between Zoom’s operating results and those of other companies. Zoom excludes the amount of employer payroll taxes related to employee stock plans, which is a cash expense, in order for investors to see the full effect that excluding stock-based compensation expense had on Zoom's operating results. In particular, this expense is dependent on the price of our common stock and other factors that are beyond our control and do not correlate to the operation of the business. Zoom views acquisition-related expenses when applicable, such as amortization of acquired intangible assets, transaction costs, and acquisition-related retention payments that are directly related to business combinations as events that are not necessarily reflective of operational performance during a period. Zoom excludes significant litigation settlements, net of amounts covered by insurance, that we deem not to be in the ordinary course of our business. In fact, Zoom believes the consideration of measures that exclude such expenses can assist in the comparison of operational performance in different periods that may or may not include such expenses and assist in the comparison with the results of other companies in the industry. Zoom defines non-GAAP operating margin as non-GAAP income from operations divided by GAAP revenue.
Non-GAAP Net Income and Non-GAAP Net Income Per Share, Basic and Diluted. Zoom defines non-GAAP net income as GAAP net income adjusted to exclude stock-based compensation expense and related payroll taxes, acquisition-related expenses, gains/losses on strategic investments, net, litigation settlements, net, and the tax effects of all non-GAAP adjustments. Zoom excludes these items because they are considered by management to be outside of Zoom’s core operating results. These adjustments are intended to provide investors and management with greater visibility to the underlying performance of Zoom’s business operations, facilitate comparison of its results with other periods, and may also facilitate comparison with the results of other companies in the industry. Zoom defines non-GAAP net income per share, basic and diluted, as non-GAAP net income divided by the number of shares outstanding, basic and diluted, calculated in accordance with GAAP.

Free Cash Flow and Free Cash Flow Margin. Zoom defines free cash flow as GAAP net cash provided by operating activities less purchases of property and equipment. Zoom considers free cash flow to be a liquidity measure that provides useful information to management and investors regarding net cash provided by operating activities and cash used for investments in property and equipment required to maintain and grow the business. Zoom defines free cash flow margin as free cash flow divided by GAAP revenue.
Revenue in Constant Currency. Zoom defines revenue in constant currency as GAAP revenue adjusted for revenue reported in currencies other than United States dollars as if they were converted into United States dollars using the average exchange rates from the comparative period rather than the actual exchange rates in effect during the respective periods. Zoom provides revenue in constant currency information as a framework for assessing how Zoom's underlying businesses performed period to period, excluding the effects of foreign currency fluctuations.
Customer Metrics
Zoom defines a customer as a separate and distinct buying entity, which can be a single paid user or an organization of any size (including a distinct unit of an organization) that has multiple users. Zoom defines Enterprise customers as distinct business units that have been engaged by either our direct sales team, resellers, or strategic partners. All other customers that subscribe to our services directly through our website are referred to as Online customers.
Zoom calculates net dollar expansion rate as of a period end by starting with the annual recurring revenue (“ARR”) from Enterprise customers as of 12 months prior (“Prior Period ARR”). Zoom defines ARR as the annualized revenue run rate of subscription agreements from all customers at a point in time. Zoom calculates ARR by taking the monthly recurring revenue (“MRR”) and multiplying it by 12. MRR is defined as the recurring revenue run-rate of subscription agreements from all Enterprise customers for the last month of the period, including revenue from monthly subscribers who have not provided any indication that they intend to cancel their subscriptions. Zoom then calculates the ARR from these Enterprise customers as of the current period end (“Current Period ARR”), which includes any upsells, contraction, and attrition. Zoom divides the Current Period ARR by the Prior Period ARR to arrive at the net dollar expansion rate. For the trailing 12 months calculation, Zoom takes an average of the net dollar expansion rate over the trailing 12 months.
Zoom calculates online average monthly churn by starting with the Online customer MRR as of the beginning of the applicable quarter (“Entry MRR”). Zoom defines Entry MRR as the recurring revenue run-rate of subscription agreements from all Online customers except for subscriptions that Zoom recorded as churn in a previous quarter based on the customers' earlier indication to us of their intention to cancel that subscription. Zoom then determines the MRR related to customers who canceled or downgraded their subscription or notified us of that intention during the applicable quarter (“Applicable Quarter MRR Churn”) and divides the Applicable Quarter MRR Churn by the applicable quarter Entry MRR to arrive at the MRR churn rate for Online Customers for the applicable quarter. Zoom then divides that amount by three to calculate the online average monthly churn.
Public Relations
Colleen Rodriguez
Head of Global Public Relations
press@zoom.us

Investor Relations
Charles Eveslage
Head of Investor Relations
investors@zoom.us

Zoom Communications, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	As of
	July 31, 2025	January 31, 2025
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$1,198,576	$1,349,380
Marketable securities	6,580,073	6,442,329
Accounts receivable, net	516,799	495,228
Deferred contract acquisition costs, current	177,498	188,358
Prepaid expenses and other current assets	190,260	200,679
Total current assets	8,663,206	8,675,974
Deferred contract acquisition costs, noncurrent	124,313	123,464
Property and equipment, net	301,457	330,475
Operating lease right-of-use assets	46,831	55,900
Strategic investments	647,908	591,481
Goodwill	307,295	307,295
Deferred tax assets	804,772	749,759
Other assets, noncurrent	148,281	154,073
Total assets	$11,044,063	$10,988,421
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$11,619	$8,345
Accrued expenses and other current liabilities	471,017	558,562
Deferred revenue, current	1,465,044	1,336,387
Total current liabilities	1,947,680	1,903,294
Deferred revenue, noncurrent	14,233	17,274
Operating lease liabilities, noncurrent	32,015	37,406
Other liabilities, noncurrent	100,058	95,363
Total liabilities	2,093,986	2,053,337

Stockholders’ equity:
Common stock	299	305
Additional paid-in capital	4,537,542	5,130,271
Accumulated other comprehensive (loss) income	(477)	4,990
Retained earnings	4,412,713	3,799,518
Total stockholders’ equity	8,950,077	8,935,084
Total liabilities and stockholders’ equity	$11,044,063	$10,988,421

Note: The amount of unbilled accounts receivable included within accounts receivable, net on the condensed consolidated balance sheets was $85.2 million and $118.5 million as of July 31, 2025 and January 31, 2025, respectively.

Zoom Communications, Inc.
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2024	2025	2024
Revenue	$1,217,227	$1,162,520	$2,391,942	$2,303,754
Cost of revenue	273,165	285,089	551,567	558,391
Gross profit	944,062	877,431	1,840,375	1,745,363
Operating expenses:
Research and development	206,447	206,756	411,863	412,314
Sales and marketing	338,995	358,770	685,965	706,778
General and administrative	76,885	109,535	179,220	220,879
Total operating expenses	622,327	675,061	1,277,048	1,339,971
Income from operations	321,735	202,370	563,327	405,392
Gains on strategic investments, net	45,056	3,107	31,437	20,461
Other income, net	81,371	87,412	169,163	159,000
Income before provision for income taxes	448,162	292,889	763,927	584,853
Provision for income taxes	89,570	73,874	150,732	149,530
Net income	358,592	219,015	613,195	435,323

Net income per share:
Basic	$1.19	$0.71	$2.02	$1.41
Diluted	$1.16	$0.70	$1.97	$1.38
Weighted-average shares used in computing net income per share:
Basic	301,779,114	309,137,807	303,354,835	308,921,610
Diluted	308,224,372	314,027,192	310,515,069	314,696,351

Zoom Communications, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2024	2025	2024
Cash flows from operating activities:
Net income	$358,592	$219,015	$613,195	$435,323
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	188,699	237,950	390,268	467,375
Amortization of deferred contract acquisition costs	70,006	71,688	139,563	139,813
Depreciation and amortization	32,163	29,084	67,479	55,751
Deferred income taxes	(28,581)	(49,914)	(53,271)	(57,866)
Gains on strategic investments, net	(45,056)	(3,107)	(31,437)	(20,461)
Provision for accounts receivable allowances	4,265	5,736	10,120	12,518
Unrealized foreign exchange (gains) losses	(913)	(8)	(8,539)	7,229
Non-cash operating lease cost	6,386	6,589	12,494	11,957
Amortization of discount/premium on marketable securities	(8,790)	(18,172)	(21,635)	(35,840)
Other	(330)	(1,323)	3,812	(1,225)
Changes in operating assets and liabilities:
Accounts receivable	(36,093)	(4,623)	(23,608)	7,637
Prepaid expenses and other assets	15,453	25,196	3,160	61,035
Deferred contract acquisition costs	(81,404)	(70,591)	(129,552)	(110,719)
Accounts payable	(2,458)	(7,009)	4,794	267
Accrued expenses and other liabilities	(1,602)	(39,025)	(81,985)	(53,967)
Deferred revenue	52,874	55,665	125,015	133,629
Operating lease liabilities, net	(7,271)	(7,817)	(14,672)	(14,931)
Net cash provided by operating activities	515,940	449,334	1,005,201	1,037,525
Cash flows from investing activities:
Purchases of marketable securities	(1,092,019)	(1,313,404)	(2,227,043)	(2,181,315)
Maturities of marketable securities	1,054,802	867,228	2,088,081	1,644,169
Sales of marketable securities	10,000	—	12,525	—
Purchases of property and equipment	(7,966)	(84,234)	(33,876)	(102,742)
Purchases of strategic investments	(27,495)	(10,500)	(27,495)	(13,500)
Proceeds from strategic investments	2,505	—	2,505	4,654
Purchases of intangible assets	(500)	—	(500)	—
Net cash used in investing activities	(60,673)	(540,910)	(185,803)	(648,734)
Cash flows from financing activities:
Proceeds from exercise of stock options	421	839	1,375	1,855
Proceeds from issuance of common stock for employee stock purchase plan	36,057	34,263	36,057	34,263
Proceeds from employee equity transactions (remitted) to be remitted to employees and tax authorities, net	(10,773)	(3,722)	(2,083)	2,859
Cash paid for repurchases of common stock, including excise taxes	(465,263)	(287,645)	(883,284)	(437,693)
Taxes paid related to net share settlement of equity awards	(55,304)	—	(137,457)	—
Net cash used in financing activities	(494,862)	(256,265)	(985,392)	(398,716)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	1,422	706	13,276	(6,146)
Net decrease in cash, cash equivalents, and restricted cash	(38,173)	(347,135)	(152,718)	(16,071)
Cash, cash equivalents, and restricted cash – beginning of period	1,246,872	1,896,444	1,361,417	1,565,380
Cash, cash equivalents, and restricted cash – end of period	$1,208,699	$1,549,309	$1,208,699	$1,549,309

Zoom Communications, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2024	2025	2024
GAAP income from operations	$321,735	$202,370	$563,327	$405,392
Add:
Stock-based compensation expense and related payroll taxes	195,782	244,111	412,512	486,985
Litigation settlements, net	(18,000)	(1,750)	(18,000)	(1,750)
Acquisition-related expenses	3,709	10,811	12,713	21,512
Non-GAAP income from operations	$503,226	$455,542	$970,552	$912,139
GAAP operating margin	26.4%	17.4%	23.6%	17.6%
Non-GAAP operating margin	41.3%	39.2%	40.6%	39.6%

GAAP net income	$358,592	$219,015	$613,195	$435,323
Add:
Stock-based compensation expense and related payroll taxes	195,782	244,111	412,512	486,985
Litigation settlements, net	(18,000)	(1,750)	(18,000)	(1,750)
Gains on strategic investments, net	(45,056)	(3,107)	(31,437)	(20,461)
Acquisition-related expenses	3,709	10,811	12,713	21,512
Tax effects on non-GAAP adjustments	(23,708)	(32,659)	(69,371)	(58,870)
Non-GAAP net income	$471,319	$436,421	$919,612	$862,739

Net income per share - basic and diluted:
GAAP net income per share - basic	$1.19	$0.71	$2.02	$1.41
Non-GAAP net income per share - basic	$1.56	$1.41	$3.03	$2.79
GAAP net income per share - diluted	$1.16	$0.70	$1.97	$1.38
Non-GAAP net income per share - diluted	$1.53	$1.39	$2.96	$2.74

GAAP and non-GAAP weighted-average shares used to compute net income per share - basic	301,779,114	309,137,807	303,354,835	308,921,610
GAAP and non-GAAP weighted-average shares used to compute net income per share - diluted	308,224,372	314,027,192	310,515,069	314,696,351

Net cash provided by operating activities	$515,940	$449,334	$1,005,201	$1,037,525
Less: Purchases of property and equipment	(7,966)	(84,234)	(33,876)	(102,742)
Free cash flow (non-GAAP)	$507,974	$365,100	$971,325	$934,783
Net cash used in investing activities	$(60,673)	$(540,910)	$(185,803)	$(648,734)
Net cash used in financing activities	$(494,862)	$(256,265)	$(985,392)	$(398,716)
Operating cash flow margin (GAAP)	42.4%	38.7%	42.0%	45.0%
Free cash flow margin (non-GAAP)	41.7%	31.4%	40.6%	40.6%

	Three Months Ended July 31,		Six Months Ended July 31,
	2025		2025
	Revenue	YoY Revenue Growth (%)	Revenue	YoY Revenue Growth (%)
GAAP revenue	$1,217,227	4.7%	$2,391,942	3.8%
Add: Constant currency impact	(3,641)	(0.3)%	1,122	0.1%
Revenue in constant currency (non-GAAP)	1,213,586	4.4%	2,393,064	3.9%